UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2023

Churchill Downs Incorporated

(Exact name of registrant as specified in its charter)

Kentucky	001-33998	61-0156015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400
Louisville, Kentucky	40222
(Address of Principal Executive Offices)	(Zip Code)

(502)- 636-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CHDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Churchill Downs Incorporated (“CDI” or the “Company”) (Nasdaq: CHDN) today announced an amendment of its senior secured credit agreement to increase the loans under the existing Term Loan A credit facility due 2027 by $500 million. This amendment increases the existing Term Loan A credit facility due 2027 from $800 million to $1,300 million and makes certain other changes to its existing credit agreement.

Incremental Joinder Agreement No. 2

CDI and certain of its subsidiaries entered into the Incremental Joinder Agreement No. 2 (the “Incremental Joinder”), which amends CDI’s existing senior secured credit agreement dated as of December 27, 2017 (as amended from time to time, the “Credit Agreement”), among CDI as borrower, the Guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent. The Incremental Joinder provides for (i) an increase of the loans under the existing senior secured Term Loan A credit facility due 2027 (the “Increased Term Loan A”) from $800,000,000 to $1,300,000,000 and (ii) certain other amendments to the Credit Agreement, as set forth therein. The loans under the Increased Term Loan A bear interest at SOFR plus an applicable margin that is based on CDI’s and the Guarantors’ leverage ratio. The Guarantors guaranty CDI’s obligations with respect to the Increased Term Loan A are secured by substantially all assets of the Guarantors. CDI intends to use the net proceeds from the borrowings under the Increased Term Loan A to repay outstanding loans under its existing senior secured revolving credit facility, pay related transaction fees and expenses and for general corporate purposes.

The Incremental Joinder is filed as Exhibit 10.1 hereto and this description thereof is qualified by reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.01	Incremental Joinder Agreement No. 2, dated February 24, 2023, by and among Churchill Downs Incorporated, the credit parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as agent

99.1	Press Release, dated February 24, 2023, issued by Churchill Downs Incorporated

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED

February 24, 2023		/s/ Marcia A. Dall
	By:	Marcia A. Dall
	Title:	Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)